UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 18, 2014, the Louisiana Public Service Commission (the “LPSC”), at its Business and Executive Session, voted to extend the current Formula Rate Plan (“FRP”) for Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation.

Cleco Power filed an application with the LPSC to extend its FRP in April 2013. In March 2014, Cleco Power filed testimony supporting a proposed uncontested stipulated settlement (the “Stipulated Settlement”).

The Stipulated Settlement, as approved by the LPSC, will reduce customer base rates by approximately $34 million and includes many of the features of Cleco Power’s current FRP, including revenue sharing bands, financial structure, and the ability to request recovery of the incremental investment in LPSC-approved projects during the extension period. The Stipulated Settlement extends Cleco Power’s current FRP for four years and is expected to provide an annual decrease of $84 for an average residential customer bill. In addition, customers will receive a one-time credit of approximately $22 million as Cleco Power transitions from its current FRP to the extended FRP. The credit, which equates to approximately $46 for an average residential customer, will be included on September 2014 bills. The Stipulated Settlement also provides for Coughlin Power Station to be added to Cleco Power’s rate base.

The FRP has a target 10.0% return on equity including returning, to retail customers, 60% of earnings over 10.9% and all earnings over 11.75%. The capital structure assumes an equity ratio of 51%. The extended FRP is effective beginning July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: June 18, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO POWER LLC

Date: June 18, 2014	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer